Crowe LLP
Independent Member Crowe Global

21700 Oxnard Street, Suite 1800
Woodland Hills, California 91367-3642
Tel +1 818 501 5200
Fax +1 818 907 9632
www.crowe.com

March 5, 2024

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of S&W Seed Company dated March 5, 2024, and are in agreement with those statements.

Crowe LLP

Crowe LLP
Los Angeles, CA

cc: Mr. Jeff Rona
Audit Committee Chairman
S&W Seed Company